UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 15, 2006 (May 10, 2006)

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 1.1
Exhibit 1.2
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3

ITEM 1.01 Entry into a Material Definitive Agreement
On May 11, 2006, Amkor Technology, Inc., a Delaware corporation (“Amkor”), announced the pricing of an offering of $400 million aggregate principal amount of its 9.25% senior notes due 2016 (the “Senior Notes”) and of an offering of $190 million aggregate principal amount of its 2.50% convertible senior subordinated notes due 2011 (with an additional $28.5 million should the underwriter’s option to purchase additional notes be fully exercised) (the “Convertible Senior Subordinated Notes”). The issue price of each of the Senior Notes and the Convertible Senior Subordinated Notes is 100%, and the offering of each of the Senior Notes and the Convertible Senior Subordinated Notes is expected to close on May 26, 2006, subject to customary closing conditions. The completion of the Senior Notes offering and the completion of the Convertible Senior Subordinated Notes offering are conditioned on each other.
Amkor has entered into an Underwriting Agreement with Citigroup Global Markets Inc. in connection with the offering of the Senior Notes (the “Senior Notes Underwriting Agreement”) and has included the Senior Notes Underwriting Agreement as Exhibit 1.1 to this filing. Amkor has also entered into an Underwriting Agreement with Citigroup Global Markets Inc. in connection with the offering of the Convertible Senior Subordinated Notes (the “Convertible Senior Subordinated Notes Underwriting Agreement”) and has included the Convertible Senior Subordinated Notes Underwriting Agreement as Exhibit 1.2 to this filing. Citigroup Global Markets Inc. or one or more of its affiliates serves as the sole book manager, a joint lead arranger, the administrative agent and collateral agent, issuing bank and a lender under Amkor’s second lien credit agreement.
ITEM 8.01 Other Events
On May 10, 2006, Amkor issued a press release announcing the proposed offerings of the Senior Notes and the Convertible Senior Subordinated Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
On May 11, 2006, Amkor issued a press release announcing that it had priced the offerings of the Senior Notes and the Convertible Senior Subordinated Notes. A copy of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated by reference herein.
On May 11, 2006, Amkor also issued a press release announcing that it had increased to $360 million the aggregate principal amount that it could be obligated to accept for payment in its pending cash tender offer for its 9.25% senior notes due 2008 (the “Tender Offer”) and announcing the early results of the Tender Offer. A copy of the press release is attached as Exhibit 99.3 to this Current Report and is incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated May 11, 2006, between Amkor Technology, Inc. and Citigroup Global Markets Inc., for $400 million aggregate principal amount of 9.25% Senior Notes due 2016

1.2	Underwriting Agreement, dated May 11, 2006, between Amkor Technology, Inc. and Citigroup Global Markets Inc., for $190 million aggregate principal amount of 2.5% Convertible Senior Subordinated Notes due 2011

99.1	Press release dated May 10, 2006, announcing proposed offering of Senior Notes and Convertible Senior Subordinated Notes

99.2	Press release dated May 11, 2006, announcing pricing of Senior Notes and Convertible Senior Subordinated Notes offerings

99.3	Press release dated May 11, 2006, announcing increase in tender offer for 9.25% senior notes due 2008 and early results of tender offer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2006	Amkor Technology, Inc.
/s/ Kenneth T. Joyce
Kenneth T. Joyce
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
1.1	Underwriting Agreement, dated May 11, 2006, between Amkor Technology, Inc. and Citigroup Global Markets Inc., for $400 million aggregate principal amount of 9.25% Senior Notes due 2016

1.2	Underwriting Agreement, dated May 11, 2006, between Amkor Technology, Inc. and Citigroup Global Markets Inc., for $190 million aggregate principal amount of 2.5% Convertible Senior Subordinated Notes due 2011

99.1	Press release dated May 10, 2006, announcing proposed offering of Senior Notes and Convertible Senior Subordinated Notes

99.2	Press release dated May 11, 2006, announcing pricing of Senior Notes and Convertible Senior Subordinated Notes offerings

99.3	Press release dated May 11, 2006, announcing increase in tender offer for 9.25% senior notes due 2008 and early results of tender offer